CoinShares Bitcoin Fund Form 8-K

Exhibit 3.2

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF TRUST

OF COINSHARES VALKYRIE BITCOIN FUND

THIS Certificate of Amendment of CoinShares Valkyrie Bitcoin Fund (the “Trust”)is being duly executed and filed to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”) pursuant to § 3810(b) of the Act.

1.	Name. The name of the statutory trust amended hereby is CoinSharesValkyrieBitcoin Fund.
2.	Amendment to Certificate of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to COINSHARES BITCOIN ETF.
3.	Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment in accordance with Section 3811(a)(2).

CSC DELAWARE TRUST COMPANY, not in its individual

capacity but solely as Trustee of the Trust

By:	/s/ Gregory Daniels
Name:	Gregory Daniels
Title:	Vice President